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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                   May 15, 1996

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                             MONTEREY PASTA COMPANY
               (Exact Name of Registrant as Specified in Charter)


          CALIFORNIA                 0-22534-LA                 77-0227341
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                   Identification Number)


                         353 Sacramento Street, Suite 500
                            San Francisco, CA  94111
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code:  (415) 397-7782

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS

          Pursuant to an agreement dated as of May 15, 1996 (the "Rights Agreement"), between Monterey Pasta Company (the "Company") and Corporate Stock Transfer, as Rights agent (the "Rights Agent"), the Company declared a dividend of one right (a "Right") for each outstanding share of common stock of the Company (the "Common Shares"). The dividend is payable on May 20, 1996 (the "Record Date") to the shareholders of record on that date. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated by reference herein.

          Initially, the Rights will be attached to all certificates representing the Common Shares then outstanding, and no separate certificates representing Rights will be distributed. The Rights will not be exercisable until the "Distribution Date." The Distribution Date is the earlier of (i) the date any person owns 20% or more of the outstanding shares, or (ii) ten days after any person commences a tender or exchange offer that would result in the acquisition of 20% or more of the outstanding shares. Any person that reaches the 20% threshold is defined as an "Acquiring Person." After the Distribution Date, the Rights shall be evidenced by separate certificates, shall trade separately from the Common Shares and shall be exercisable by any holder thereof.

          If any person becomes an Acquiring Person (other than through a Permitted Offer, as defined below), the holder of a Right will have 60 days to purchase at the Purchase Price as defined in the Rights Agreement additional Common Shares ("Adjustment Shares") (the number of shares that can be purchased is equal to the number of rights multiplied by a factor, which is obtained by dividing the Purchase Price by 1/2 the current market price of the Company stock); and upon the occurrence of certain mergers following a person's having become an Acquiring Person, a Rights holder can purchase, at the Purchase Price, shares of the acquirer or surviving corporation (the number of shares that can be purchased is equal to the number of rights multiplied by a factor, which is obtained by dividing the Purchase Price by 1/2 the current market price of the Acquiring Person's stock). The Acquiring Person will not be entitled to any Rights.

          If not exercised, the Rights will expire on the earliest of (i) December 31, 2004, (ii) redemption by the Company, or (iii) consummation of a Permitted Offer (full tender offer approved by a majority of outside directors) on terms that are fair to shareholders. The Board of Directors may redeem the Rights, at its discretion and in its judgment, at any time after the Distribution Date and before an Acquiring Person becomes such by reaching 20% ownership, and any time after an Acquiring Person ceases to be an Acquiring Person due to a drop in share ownership below 20%.

          At any time prior to the time that any person becomes an Acquiring Person or December 31, 2004, the final expiration date of the Rights, the Board of Directors of the Company may redeem all but not less than all the Rights at a price of $0.001 per Right (the "Redemption Price"). Immediately upon any redemption of the

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Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment prior to and after the Distribution Date, to change or supplement the provisions of the Rights Agreement in any manner in which the Company may deem necessary or desirable and which shall not adversely affect the interest of the holders of Rights.

          Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.





ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

No.  Description

4. Rights Agreement between Monterey Pasta Company and Corporate Stock Transfer dated as of May 15, 1996, including Form of Rights Certificate incorporated by reference herein from Form 8-A filed with the Commission as of the date hereof.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MONTEREY PASTA COMPANY
                                        (Registrant)



Date:  May 23, 1996                     By:      /s/ DAVID J. MASSARA
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                                            David J. Massara,
                                            Chief Financial Officer